EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2005 Management Stock Plan of Oglebay Norton Company of our report dated February 25, 2004, with respect to the consolidated financial statements of Oglebay Norton Company included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cleveland, Ohio

January 28, 2005